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                                                                   EXHIBIT 11(e)

                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-02624



                               February 26, 1997





The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

Ladies and Gentlemen:

         We hereby consent to the reference to us under the caption "Counsel" in the Statements of Additional Information that relate to your Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund and Massachusetts Municipal Money Market Fund that are included in Post-Effective Amendment No. 30 to your Registration Statement on Form N-1A (No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.



                                                     Very truly yours,


                                                     /s/ Ropes & Gray


                                                     -----------------------
                                                     Ropes & Gray